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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 10, 1998, relating to the financial statements of Workflow Graphics, Inc. at April 30, 1996 and April 26, 1997 and for the year ended December 31, 1995, the four months ended April 30, 1996 and the fiscal year ended April 26, 1997, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP


Minneapolis, MN
May 1, 1998